SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 1, 2011

NORTH SPRINGS RESOURCES CORP.

(Exact name of Company as specified in its charter)

Nevada	333-167217	68-0678790
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

200 S Virginia, 8th Floor Reno, NV 89501
(Address of principal executive offices)

Phone: (775) 398-3078
(Company’s Telephone Number)

Copy of all Communications to:

Carrillo Huettel, LLP

3033 Fifth Avenue, Suite 400

San Diego, CA 92103

Phone: 619.546.6100

Fax: 619.546.6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

      .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NORTH SPRINGS RESOURCES CORP.

Form 8-K

Current Report

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 1, 2011, North Springs Resources Corp., a Nevada corporation (the “Company”), executed an Unsecured Promissory Note (the "Note") to Kazuo Holdings, Inc. (“Kazuo”).  Under the terms of the Note, the Company has borrowed a total of thirty five thousand dollars ($35,000) from Kazuo, which accrues interest at an annual rate of ten percent (10%), and is due on demand from Kazuo. The Note also contains customary events of default.

The foregoing summary description of the terms of the Note may not contain all information that is of interest. For further information regarding the terms and conditions of said Note, reference is made to the Note, which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 2.03

CREATION OF A DIRECT FINANCIAL OBLIGATION

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description of Exhibit

10.1	Promissory Note to Kazuo Holdings, Inc. dated August 1, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH SPRINGS RESOURCES CORP.
Date: August 11, 2011	By: /s/ Harry Lappa
Harry Lappa
President and CEO